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                                                                   EXHIBIT 10.39

                                PLEDGE SUPPLEMENT


      Reference is hereby made to the Pledge Agreement (the "Pledge Agreement") dated as of the 17th day of April, 1998, by and between Brightpoint, Inc. (the "Pledgor") and The First National Bank of Chicago, whereby the Pledgor has pledged certain capital stock of certain of its subsidiaries as collateral to the Administrative Agent, for the ratable benefit of the Holders of Secured Obligations, as more fully described in the Pledge Agreement. This Supplement is a "Pledge Supplement" as defined in the Pledge Agreement and is, together with the acknowledgments, certificates and Powers delivered herewith, subject in all respects to the terms and provisions of the Pledge Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Pledge Agreement, except that the term "Administrative Agent" shall mean Bank One, Indiana, National Association, as successor to The First National Bank of Chicago.

      By its execution below, the Pledgor hereby agrees that (i) the partnership interest of the partnership listed on the Schedule I hereto shall be pledged to the Administrative Agent as additional collateral pursuant to Section 1.3(a) of the Pledge Agreement, (ii) such property shall be considered Pledged Partnership Interests under the Pledge Agreement and be a part of the Pledged Collateral pursuant to Section 1 of the Pledge Agreement, and (iii) each such partnership listed on the Schedule I hereto shall be considered a Pledged Subsidiary for purposes of the Pledge Agreement.

      By its execution below, the Pledgor represents and warrants that it has full corporate power and authority to execute this Pledge Supplement and that the representations and warranties contained in Section 5 of the Pledge Agreement are true and correct in all respects as of the date hereof and after taking into account the pledge of the additional Pledged Stock relating hereto.

      IN WITNESS WHEREOF, the Pledgor has executed and delivered this Pledge Supplement to the Pledge Agreement as of this 1st day of January, 2001.

                                    BRIGHTPOINT, INC.


                                    By:   /s/ Steven E. Fivel
                                          ----------------------------------
                                          Steven E. Fivel, Executive
                                          Vice President and Secretary
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                                   SCHEDULE I
                                       TO
                                PLEDGE SUPPLEMENT

                          PLEDGED PARTNERSHIP INTERESTS


                                                               Percentage of
                                                           Partnership Interest
                                                           Owned by the Pledgor
Name                                                           Being Pledged
----                                                           -------------
Brightpoint North America L.P.                                      99%